Exhibit 99.1

Investor Contact

Ken Diptee

Executive Director, Investor Relations

DineEquity, Inc.

818-637-3632

Media Contact

Patrick Lenow

Vice President, Communications

DineEquity, Inc.

818-637-3122

DineEquity, Inc. Reports Strong Results for the Third Quarter 2015

Third Quarter 2015 Highlights

➢              Adjusted EPS (Non-GAAP) of $1.43, a 25% increase over the third quarter 2014

➢              GAAP EPS of $1.28, a 29% increase over the third quarter 2014

➢              Returned approximately $32 million to shareholders, including $15 million in the form of share repurchases and approximately $17 million in cash dividends

➢              Gross segment profit increased 6% over the third quarter 2014

➢              Domestic system-wide comparable same-restaurant sales increased 5.8% at IHOP and declined 0.5% at Applebee’s

GLENDALE, Calif., October 29, 2015 — DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar® and IHOP® restaurants, today announced financial results for the third quarter of fiscal 2015.

“We ended the quarter with several notable achievements, highlighted by continued solid growth in adjusted earnings per diluted share and significant free cash flow generation,” said Julia A. Stewart, Chairman and Chief Executive Officer of DineEquity, Inc.

Ms. Stewart added, “We are leveraging our strong brands and collaborating with our franchisees to move the business forward.  New restaurant development continues at a healthy pace.  Our ongoing focus on enhancing the guest experience, operational excellence and financial discipline has positioned us for continued growth and success.”

Third Quarter of Fiscal 2015 Financial Highlights

•                  Adjusted net income available to common stockholders was $26.7 million, or adjusted earnings per diluted share of $1.43, for the third quarter of 2015.  This compares to $21.5 million, or adjusted earnings per diluted share of $1.14, for the same period of 2014.  The increase in adjusted net income was mainly due to a significant decline in cash interest expense and higher gross segment profit, partially offset by higher general and administrative expenses.  The improvement in gross segment profit was primarily due to the 5.8% increase in IHOP’s domestic system-wide same-restaurant sales.  (See “Non-GAAP Financial Measures” below.)

DineEquity, Inc.

•                  GAAP net income available to common stockholders was $23.9 million for the third quarter of 2015, or earnings per diluted share of $1.28.  This compares to net income available to common stockholders of $18.6 million, or earnings per diluted share of $0.99, for the third quarter of 2014.  The increase was primarily due to significantly lower interest expense, an increase in gross segment profit and a higher gain on the disposition of assets in the third quarter of 2015 compared to the same period of 2014.  The increase was partially offset by higher general and administrative expenses.

•                  In July 2015, DineEquity completed the refranchising and sale of 23 Applebee’s company-operated restaurants in the Kansas City area. The Company received gross proceeds of approximately $9 million from the sale and recognized a gain of approximately $2 million on the transaction.

First Nine Months of Fiscal 2015 Financial Highlights

•                  Adjusted net income available to common stockholders was $86.7 million, or adjusted earnings per diluted share of $4.59, for the first nine months of 2015.  This compares to $67.6 million, or adjusted earnings per diluted share of $3.57, for the same period of 2014.  The increase in adjusted net income was primarily due to a significant decline in cash interest expense and higher gross segment profit.  The increase was partially offset by higher income taxes and an increase in general and administrative expenses.  (See “Non-GAAP Financial Measures” below.)

•                  GAAP net income available to common stockholders was $78.5 million for the first nine months of 2015, or earnings per diluted share of $4.16. This compares to net income available to common stockholders of $58.0 million, or earnings per diluted share of $3.06, for the same period of 2014.  The increase was mainly due to a significant decline in interest expense, higher gross segment profit and a higher gain on the disposition of assets in the first nine months of 2015 compared to the same period of 2014.  The increase was partially offset by higher income taxes and an increase in general and administrative expenses.

•                  For the first nine months of fiscal 2015, cash flows from operating activities were $70.6 million and free cash flow was $75.6 million.  (See “Non-GAAP Financial Measures” below.)

Same-Restaurant Sales Performance

Third Quarter of Fiscal 2015

•                  IHOP’s domestic system-wide comparable same restaurant sales increased 5.8% for the third quarter of 2015.

•                  Applebee’s domestic system-wide comparable same-restaurant sales declined 0.5% for the third quarter of 2015.

First Nine Months of Fiscal 2015

•                  IHOP’s domestic system-wide comparable same restaurant sales increased 5.6% for the first nine months of 2015.

•                  Applebee’s domestic system-wide comparable same-restaurant sales increased 1.2% for the first nine months of 2015.

DineEquity, Inc.

Financial Performance Guidance for Fiscal 2015

DineEquity reiterates its financial performance guidance for fiscal 2015 that was affirmed on July 29, 2015, except for the metrics below.

•                  Applebee’s sales performance guidance was revised to range between flat and positive 1%.  This reflects a decrease from the previous expectations of between positive 1.0% and positive 3.0%.

•                  New restaurant development by Applebee’s franchisees was revised to range between 35 and 45 restaurants, the majority of which are expected to be opened in the U.S. This reflects an increase from the previous range of between 30 and 40 new restaurants.

•                  Combined profit for the Rental and Financing segments was revised to approximately $42 million.  This reflects an increase from previous expectations of roughly $39 million.

•                  Net receipts from notes and equipment contracts receivable were revised to approximately $13 million.  This reflects an increase from the previous projection of approximately $8 million.  The higher expected receipts are due to certain franchisee notes that were paid in full earlier than their respective due dates.

•                  Capital expenditures were revised to approximately $8 million.  This reflects a slight decline from previous expectations of roughly $9 million.

•                  Free cash flow was revised to range between $120 million and $130 million, reflecting an increase from the previous range of between $114 million and $124 million.  The $9 million in gross proceeds received from the refranchising and sale of 23 Applebee’s company-operated restaurants is not included in our definition of free cash flow.  However, the proceeds are available to return to shareholders.  (See “Non-GAAP Financial Measures” below.)

The Company reiterates guidance for general and administrative expenses, which are expected to range between $149 million and $153 million, including non-cash stock-based compensation expense and depreciation of approximately $18 million.  This does not include estimated non-recurring, pre-tax charges of approximately $5 million related to our support center consolidation announced on September 3, 2015.

DineEquity’s financial performance guidance reflects the impact of a 53rd operating week in fiscal 2015, in which the last month of the fiscal fourth quarter contains six weeks.

Investor Conference Call Today

DineEquity will host a conference call to discuss its results on the same day at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time.  To participate on the call, please dial (800) 708-4539 and reference passcode 40861530. International callers, please dial (847) 619-6396 and reference passcode 40861530.

A live webcast of the call will be available at www.dineequity.com, and may be accessed by visiting Calls & Presentations on the site’s Investors section.  Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast.  A telephonic replay of the call may be accessed from 10:30 a.m. Pacific Time on October 29, 2015 through 11:59 p.m. Pacific Time on November 5, 2015 by dialing (888) 843-7419 and referencing passcode 40861530#. International callers, please dial (630) 652-3042 and reference passcode 40861530#. An online archive of the webcast will also be available on the Investors section of DineEquity’s website.

DineEquity, Inc.

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands. With more than 3,600 restaurants combined in 20 countries and U.S. territories and over 400 franchisees, DineEquity is one of the largest full-service restaurant companies in the world. For more information on DineEquity, visit the Company’s Web site located at www.dineequity.com.

Forward-Looking Statements

Statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s indebtedness; risk of future impairment charges; trading volatility and the price of the Company’s common stock; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; risks associated with locations of current and future restaurants; rising costs for food commodities and utilities; shortages or interruptions in the supply or delivery of food; ineffective marketing and guest relationship initiatives and use of social media; changing health or dietary preferences; our engagement in business in foreign markets; harm to our brands’ reputation; litigation; fourth-party claims with respect to intellectual property assets; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; our dependence upon our franchisees; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; insolvency proceedings involving franchisees; changes in the number and quality of franchisees; inability of franchisees to fund capital expenditures; heavy dependence on information technology; the occurrence of cyber incidents or a deficiency in our cybersecurity; failure to execute on a business continuity plan; inability to attract and retain talented employees; risks associated with retail brand initiatives; failure of our internal controls; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.

Non-GAAP Financial Measures

This news release includes references to the Company’s non-GAAP financial measures “adjusted net income available to common stockholders (adjusted EPS),” “free cash flow,” and “segment EBITDA.”  “Adjusted EPS” is computed for a given period by deducting from net income or loss available to common stockholders for such period the effect of any closure and impairment charges, any gain or loss related to debt extinguishment, any intangible asset amortization, any non-cash interest expense, and any gain or loss related to the disposition of assets.  This is presented on an aggregate basis and a per share (diluted) basis.  For fiscal 2015, “free cash flow” for a given period is defined as cash provided by operating activities, plus net receipts from notes and equipment contracts receivable, excluding direct financing lease receivables (“net receipts from notes and equipment contracts receivable”), less capital expenditures.  “Segment EBITDA” for a given period is defined as gross profit plus depreciation and amortization as well as interest charges related to the segment. Management utilizes free cash flow to determine the amount of cash remaining for general corporate and strategic purposes and for the return of cash to stockholders pursuant to our capital allocation strategy, after the receipts from notes and equipment contracts receivable, and the funding of operating activities, capital expenditures and debt service. Management believes this information is helpful to investors to determine the Company’s

DineEquity, Inc.

adherence to debt covenants and the Company’s cash available for these purposes. Adjusted EPS, free cash flow and segment EBITDA are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with United States generally accepted accounting principles.

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues:
Franchise and restaurant revenues	$128,188	$129,334	$407,774	$387,573
Rental revenues	31,221	30,761	93,755	92,223
Financing revenues	3,028	2,758	8,271	10,779
Total revenues	162,437	162,853	509,800	490,575
Cost of revenues:
Franchise and restaurant expenses	41,984	47,570	145,433	135,403
Rental expenses	23,264	23,654	70,073	71,173
Financing expenses	504	—	516	825
Total cost of revenues	65,752	71,224	216,022	207,401
Gross profit	96,685	91,629	293,778	283,174
General and administrative expenses	41,577	33,835	110,384	102,836
Interest expense	15,434	24,984	46,757	74,895
Amortization of intangible assets	2,500	3,071	7,500	9,212
Closure and impairment charges, net	(72)	192	2,230	1,029
Loss on extinguishment of debt	—	1	—	13
(Gain) loss on disposition of assets	(2,351)	(205)	(2,294)	592
Income before income tax provision	39,597	29,751	129,201	94,597
Income tax provision	(15,340)	(10,864)	(49,635)	(35,719)
Net income	$24,257	$18,887	$79,566	$58,878
Net income available to common stockholders:
Net income	$24,257	$18,887	$79,566	$58,878
Less: Net income allocated to unvested participating restricted stock	(316)	(279)	(1,042)	(927)
Net income available to common stockholders	$23,941	$18,608	$78,524	$57,951
Net income available to common stockholders per share:
Basic	$1.29	$0.99	$4.19	$3.09
Diluted	$1.28	$0.99	$4.16	$3.06
Weighted average shares outstanding:
Basic	18,573	18,703	18,737	18,757
Diluted	18,706	18,890	18,874	18,964

Dividends declared per common share	$0.875	$0.75	$2.625	$2.25
Dividends paid per common share	$0.875	$0.75	$2.625	$2.25

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	September 30, 2015	December 31, 2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$105,886	$104,004
Receivables, net	91,085	153,498
Restricted cash	42,226	52,262
Prepaid gift card costs	41,140	51,268
Deferred income taxes	35,488	30,860
Prepaid income taxes	2,805	11,753
Other current assets	5,548	9,239
Total current assets	324,178	412,884
Long-term receivables, net	164,910	180,856
Property and equipment, net	226,234	241,229
Goodwill	697,470	697,470
Other intangible assets, net	775,128	782,336
Deferred rent receivable	90,531	91,117
Other non-current assets, net	39,835	42,216
Total assets	$2,318,286	$2,448,108

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$32,226	$41,771
Gift card liability	105,559	179,760
Accrued employee compensation and benefits	20,767	25,722
Dividends payable	16,408	16,635
Current maturities of capital lease and financing obligations	15,386	14,852
Accrued advertising	8,495	10,150
Accrued interest payable	3,851	14,126
Other accrued expenses	7,168	10,033
Total current liabilities	209,860	313,049
Long-term debt	1,300,000	1,300,000
Capital lease obligations, less current maturities	88,384	98,119
Financing obligations, less current maturities	42,428	42,524
Deferred income taxes	307,562	319,111
Deferred rent payable	73,387	75,375
Other non-current liabilities	21,355	20,857
Total liabilities	2,042,976	2,169,035
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, shares: 40,000,000 authorized; September 30, 2015 - 25,194,889 issued, 18,735,014 outstanding; December 31, 2014 - 25,240,055 issued, 18,953,567 outstanding	252	252
Additional paid-in-capital	284,787	279,946
Retained earnings	343,621	313,644
Accumulated other comprehensive loss	(99)	(73)
Treasury stock, at cost; shares: September 30, 2015 - 6,459,875; December 31, 2014 - 6,286,488	(353,251)	(314,696)
Total stockholders’ equity	275,310	279,073
Total liabilities and stockholders’ equity	$2,318,286	$2,448,108

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2015	2014
Cash flows from operating activities:
Net income	$79,566	$58,878
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	24,134	26,237
Non-cash interest expense	2,292	5,021
Deferred income taxes	(15,388)	(21,947)
Non-cash stock-based compensation expense	6,312	7,432
Tax benefit from stock-based compensation	4,850	4,008
Excess tax benefit from stock-based compensation	(4,577)	(4,635)
Closure and impairment charges	2,230	1,029
(Gain) loss on disposition of assets	(2,294)	592
Other	(1,303)	(2,184)
Changes in operating assets and liabilities:
Accounts receivable, net	(95)	(7,085)
Current income tax receivables and payables	8,579	19,975
Gift card receivables and payables	(11,816)	(14,353)
Prepaid expenses and other current assets	(3,304)	(2,189)
Accounts payable	2,147	6,848
Accrued employee compensation and benefits	(4,915)	(7,674)
Accrued interest payable	(10,275)	18,043
Other current liabilities	(5,554)	14,431
Cash flows provided by operating activities	70,589	102,427
Cash flows from investing activities:
Additions to property and equipment	(5,765)	(5,530)
Proceeds from sale of property and equipment	10,782	681
Principal receipts from notes, equipment contracts and other long-term receivables	16,498	10,252
Other	(274)	1
Cash flows provided by investing activities	21,241	5,404
Cash flows from financing activities:
Repayment of long-term debt	—	(3,600)
Principal payments on capital lease and financing obligations	(9,711)	(8,484)
Repurchase of DineEquity common stock	(50,010)	(30,006)
Dividends paid on common stock	(49,786)	(42,733)
Tax payments for restricted stock upon vesting	(3,389)	(2,931)
Proceeds from stock options exercised	8,426	7,392
Excess tax benefit from stock-based compensation	4,577	4,635
Change in restricted cash	10,036	(4,948)
Other	(91)	(308)
Cash flows used in financing activities	(89,948)	(80,983)
Net change in cash and cash equivalents	1,882	26,848
Cash and cash equivalents at beginning of period	104,004	106,011
Cash and cash equivalents at end of period	$105,886	$132,859

DineEquity, Inc.

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of net income available to common stockholders, as reported, to net income available to common stockholders, as adjusted to exclude: closure and impairment charges; amortization of intangible assets; non-cash interest expense; gain or loss on disposition of assets; support center consolidation costs and loss on extinguishment of debt, all items net of taxes, and related per share data:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net income available to common stockholders, as reported	$23,941	$18,608	$78,524	$57,951
Closure and impairment charges	(72)	192	2,230	1,029
Amortization of intangible assets	2,500	3,071	7,500	9,212
Non-cash interest expense	773	1,706	2,292	5,021
(Gain) loss on disposition of assets	(2,351)	(205)	(2,294)	592
Support Center consolidation costs	3,595	—	3,595	—
Loss on extinguishment of debt	—	1	—	13
Income tax provision	(1,689)	(1,810)	(5,063)	(6,029)
Net income allocated to unvested participating restricted stock	(37)	(47)	(109)	(162)
Net income available to common stockholders, as adjusted	$26,660	$21,516	$86,675	$67,627

Diluted net income available to common stockholders per share:
Net income available to common stockholders, as reported	$1.28	$0.99	$4.16	$3.06
Closure and impairment charges	(0.00)	0.01	0.07	0.03
Amortization of intangible assets	0.08	0.10	0.25	0.30
Non-cash interest expense	0.03	0.06	0.08	0.16
(Gain) loss on disposition of assets	(0.08)	(0.01)	(0.08)	0.02
Support Center consolidation costs	0.12	0.00	0.12	—
Loss on extinguishment of debt	—	0.00	—	0.00
Net income allocated to unvested participating restricted stock	(0.00)	(0.00)	(0.00)	(0.01)
Rounding	—	(0.01)	(0.01)	0.01
Diluted net income available to common stockholders per share, as adjusted	$1.43	$1.14	$4.59	$3.57

Numerator for basic EPS-income available to common stockholders, as adjusted	$26,660	$21,516	$86,675	$67,627
Effect of unvested participating restricted stock using the two-class method	1	2	4	5
Numerator for diluted EPS-income available to common stockholders after assumed conversions, as adjusted	$26,661	$21,518	$86,679	$67,632

Denominator for basic EPS-weighted-average shares	18,573	18,703	18,737	18,757
Dilutive effect of stock options	133	187	137	207
Denominator for diluted EPS-weighted-average shares and assumed conversions	18,706	18,890	18,874	18,964

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(Unaudited)

Reconciliation of the Company’s cash provided by operating activities to “free cash flow” (cash provided by operating activities, plus net receipts from notes and equipment contracts receivable, less additions to property and equipment). We believe this information is helpful to investors to determine our cash available for general corporate purposes and for the return of cash to stockholders pursuant to our capital allocation strategy, and is the same measure used by management for these purposes.

	Nine Months Ended
	September 30,
	2015	2014
	(In millions)
Cash flows provided by operating activities	$70.6	$102.4
Net receipts from notes and equipment contracts receivable	10.8	5.1
Additions to property and equipment	(5.8)	(5.5)
Free cash flow	75.6	102.0
Dividends paid on common stock	(49.8)	(42.7)
Repurchase of DineEquity common stock	(50.0)	(30.0)
	$(24.2)	$29.3

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In thousands)

(Unaudited)

Reconciliation of U.S. GAAP gross profit to segment EBITDA:

	Three months ended September 30, 2015
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$48,556	$71,492	$8,140	$31,221	$3,028	$162,437
Expense	1,359	31,932	8,693	23,264	504	65,752
Gross segment profit	47,197	39,560	(553)	7,957	2,524	96,685
Plus:
Depreciation/amortization	2,613	—	120	3,200	—	5,933
Interest charges	—	—	96	3,275	—	3,371
Segment EBITDA	$49,810	$39,560	$(337)	$14,432	$2,524	$105,989

	Three months ended September 30, 2014
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$47,780	$66,522	$15,032	$30,761	$2,758	$162,853
Expense	1,105	31,120	15,345	23,654	—	71,224
Gross segment profit	46,675	35,402	(313)	7,107	2,758	91,629
Plus:
Depreciation/amortization	2,587	—	536	3,281	—	6,404
Interest charges	—	—	97	3,607	—	3,704
Segment EBITDA	$49,262	$35,402	$320	$13,995	$2,758	$101,737

	Nine months ended September 30, 2015
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$150,907	$213,964	$42,903	$93,755	$8,271	$509,800
Expense	4,685	98,191	42,557	70,073	516	216,022
Gross profit	146,222	115,773	346	23,682	7,755	293,778
Plus:
Depreciation/amortization	7,793	—	493	9,620	—	17,906
Interest charges	—	—	293	10,150	—	10,443
Segment EBITDA	$154,015	$115,773	$1,132	$43,452	$7,755	$322,127

	Nine months ended September 30, 2014
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$148,572	$191,994	$47,007	$92,223	$10,779	$490,575
Expense	3,799	84,424	47,180	71,173	825	207,401
Gross profit	144,773	107,570	(173)	21,050	9,954	283,174
Plus:
Depreciation/amortization	7,823	—	1,555	9,939	—	19,317
Interest charges	—	—	296	11,188	—	11,484
Segment EBITDA	$152,596	$107,570	$1,678	$42,177	$9,954	$313,975

DineEquity, Inc.

Restaurant Data

The following table sets forth, for the three and nine months ended September 30, 2015 and 2014, the number of “Effective Restaurants” in the Applebee’s and IHOP systems and information regarding the percentage change in sales at those restaurants compared to the same periods in the prior year. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. However, we believe that presentation of this information is useful in analyzing our revenues because franchisees and area licensees pay us royalties and advertising fees that are generally based on a percentage of their sales, and, where applicable, rental payments under leases that  may be partially based on a percentage of their sales. Management also uses this information to make decisions about future plans for the development of additional restaurants as well as evaluation of current operations.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(unaudited)
Applebee’s Restaurant Data
Effective Restaurants(a)
Franchise	2,011	1,985	1,998	1,985
Company	5	23	17	23
Total	2,016	2,008	2,015	2,008

System-wide(b)
Sales percentage change(c)	0.4%	2.5%	2.1%	0.7%
Domestic same-restaurant sales percentage change(d)	(0.5)%	1.7%	1.2%	0.6%

Franchise(b)
Sales percentage change(c)	1.2%	2.5%	2.3%	0.7%
Domestic same-restaurant sales percentage change(d)	0.5%	1.7%	1.2%	0.6%
Average weekly domestic unit sales (in thousands)	$45.9	$46.0	$48.6	$47.9

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(unaudited)
IHOP Restaurant Data
Effective Restaurants(a)
Franchise	1,482	1,459	1,474	1,449
Area license	166	168	167	167
Company	12	10	13	10
Total	1,660	1,637	1,654	1,626

System-wide(b)
Sales percentage change(c)	7.0%	5.3%	6.8%	5.9%
Domestic same-restaurant sales percentage change(d)	5.8%	2.4%	5.6%	3.2%

Franchise(b)
Sales percentage change(c)	6.8%	5.6%	6.5%	6.0%
Domestic same-restaurant sales percentage change(d)	5.8%	2.4%	5.6%	3.2%
Average weekly domestic unit sales (in thousands)	$37.6	$35.8	$37.6	$35.9

Area License (b)
Sales percentage change(c)	8.0%	4.0%	7.6%	5.9%

DineEquity, Inc.

(a)   “Effective Restaurants” are the weighted average number of restaurants open in a given fiscal period, adjusted to account for restaurants open for only a portion of the period. Information is presented for all Effective Restaurants in the Applebee’s and IHOP systems, which includes restaurants owned by franchisees and area licensees as well as those owned by the Company.

(b)   “System-wide” sales are retail sales at Applebee’s restaurants operated by franchisees and IHOP restaurants operated by franchisees and area licensees, as reported to the Company, in addition to retail sales at company-operated restaurants.  Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. Unaudited reported sales for Applebee’s domestic franchise restaurants, IHOP franchise restaurants and IHOP area license restaurants for the three and nine months ended September 30, 2015 and 2014 were as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(In millions)
Reported sales (unaudited)
Applebee’s domestic franchise restaurant sales	$1,113.2	$1,100.3	$3,513.8	$3,434.1
IHOP franchise restaurant sales	724.5	$678.3	2,160.9	$2,028.1
IHOP area license restaurant sales	69.4	$64.3	214.2	$199.2
Total	$1,907.1	$1,842.9	$5,888.9	$5,661.4

(c)   “Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior fiscal period for all restaurants in that category.

(d)   “Domestic same-restaurant sales percentage change” reflects the percentage change in sales, in any given fiscal period, compared to the same weeks in the prior year for domestic restaurants that have been operated throughout both fiscal periods that are being compared and have been open for at least 18 months. Because of new unit openings and restaurant closures, the domestic restaurants open throughout both fiscal periods being compared may be different from period to period. Same-restaurant sales percentage change does not include data on IHOP area license restaurants located in Florida.

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Restaurant Data

(unaudited)

The following table summarizes our restaurant development activity:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Applebee’s Restaurant Development Activity
Summary - beginning of period:
Franchise	1,993	1,986	1,994	1,988
Company restaurants	23	23	23	23
Total Applebee’s restaurants, beginning of period	2,016	2,009	2,017	2,011
Franchise restaurants opened:
Domestic	7	7	17	20
International	2	3	6	4
Total franchise restaurants opened	9	10	23	24
Franchise restaurants closed:
Domestic	(6)	(7)	(14)	(17)
International	(1)	(3)	(8)	(9)
Total franchise restaurants closed	(7)	(10)	(22)	(26)
Net franchise restaurant development (reduction)	2	—	1	(2)
Refranchised from Company restaurants	23	—	23	—
Net franchise restaurant additions (reductions)	25	—	24	(2)
Summary - end of period:
Franchise	2,018	1,986	2,018	1,986
Company restaurants	—	23	—	23
Total Applebee’s restaurants, end of period	2,018	2,009	2,018	2,009

IHOP Restaurant Development Activity
Summary - beginning of period:
Franchise	1,479	1,455	1,472	1,439
Area license	166	167	167	168
Company	13	10	11	13
Total IHOP restaurants, beginning of period	1,658	1,632	1,650	1,620
Franchise/area license restaurants opened:
Domestic franchise	11	11	24	27
Domestic area license	—	1	2	3
International franchise	2	6	5	15
Total franchise/area license restaurants opened	13	18	31	45
Franchise/area license restaurants closed:
Domestic franchise	(4)	(5)	(11)	(16)
Domestic area license	—	—	(3)	(2)
International franchise	—	(1)	—	(2)
International area license	—	—	—	(1)
Total franchise/area license restaurants closed	(4)	(6)	(14)	(21)
Net franchise/area license restaurant development	9	12	17	24
Refranchised from Company restaurants	2	—	3	4
Franchise restaurants reacquired by the Company	—	—	(3)	(1)
Net franchise/area license restaurant additions	11	12	17	27
Summary - end of period
Franchise	1,490	1,466	1,490	1,466
Area license	166	168	166	168
Company	11	10	11	10
Total IHOP restaurants, end of period	1,667	1,644	1,667	1,644